Exhibit 99.1

DIGITAL REALTY

3Q26
Financial Results

October 2026
Earnings Press Release
and Supplemental Information

3Q
26

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Third Quarter 2026

Financial Supplement
Corporate Information	Third Quarter 2026

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2026, the company’s 311 data centers, including 88 data centers held as investments in unconsolidated entities, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 3.2 gigawatts of IT capacity, as well as approximately 9.8 gigawatts of buildable IT capacity under active development and held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 601 W 2nd St., 32nd Floor Austin, TX (737) 281-0101 digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
		BMO Capital	BNP Paribas
Barclays	Bernstein	Markets	Exane	BofA Securities	BTIG	Cantor
Brendan Lynch	Madison Rezaei	Ari Klein	Nate Crossett	Michael Funk	Thomas Catherwood	Brett Knoblauch

CIBC	Citigroup	Citizens JMP	Deutsche Bank	Evercore ISI	Goldman Sachs	Green Street Advisors
Stephanie Price	Michael Rollins	Greg Miller	Benjamin Soff	Irvin Liu	Michael Ng	David Guarino

Guggenheim	HSBC	Jefferies	J.P. Morgan	KeyBanc	Mizuho Group	MoffettNathanson
Joseph Osha	Phani Kanumuri	Jonathan Petersen	Richard Choe	Brandon Nispel	Vikram Malhotra	Nick Del Deo

Morgan Stanley	Oppenheimer	Raymond James	Rothschild & Co	Scotiabank	Stifel	TD Cowen
Cameron McVeigh	Timothy Horan	Frank Louthan	Alex Haissl	Maher Yaghi	Erik Rasmussen	Michael Elias

Truist Securities	UBS	Wells Fargo	Wolfe Research
Matthew Niknam	John Hodulik	Eric Luebchow	Andrew Rosivach

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

November 17 – 18, 2026	Nareit REITworld	Atlanta, GA
December 1, 2026	UBS Global Real Estate CEO/CFO Conference	London, UK
December 7, 2026	Wells Fargo Annual TMT Summit	Rancho Palos Verdes, CA

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2026

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB+	(Stable Outlook)
Preferred Stock:	BBB-

Moody’s
Issuer Rating:	Baa1	(Stable Outlook)
Preferred Stock:	Baa2

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25
High price	$207.47	$208.14	$184.79	$182.48	$182.00
Low price	$171.03	$178.41	$151.50	$146.23	$159.22
Closing price, end of quarter	$175.53	$179.58	$180.21	$154.71	$172.88
Average daily trading volume (1)	2,543	2,433	2,060	1,826	1,520
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	2.8%	2.7%	2.7%	3.2%	2.8%
Shares and units outstanding, end of quarter (1) (3)	381,537	376,675	355,217	349,746	349,244
Closing market value of shares and units outstanding (4)	$66,971,190	$67,643,297	$64,013,656	$54,109,204	$60,377,303

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of September 30, 2026, the total number of shares and units includes 374,888 shares of common stock, 4,294 common units held by third parties and 2,355 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) in Thousands	Third Quarter 2026

Shares and Units at End of Quarter (1)	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25
Common shares outstanding	374,888	370,010	348,924	343,557	343,041
Common partnership units outstanding	6,649	6,665	6,293	6,189	6,203
Total Shares and Units	381,537	376,675	355,217	349,746	349,244

Enterprise Value
Market value of common equity (1) (2)	$66,971,190	$67,643,297	$64,013,656	$54,109,204	$60,377,303
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	19,494,615	18,635,349	17,996,633	18,402,135	18,225,434
Total Enterprise Value	$87,220,805	$87,033,646	$82,765,289	$73,266,339	$79,357,737
Total debt / total enterprise value	22.4%	21.4%	21.7%	25.1%	23.0%
Debt-plus-preferred-to-total-enterprise-value	23.2%	22.3%	22.7%	26.1%	23.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$49,609,329	$47,141,825	$40,751,409	$39,855,116	$39,374,646
Total Assets	56,524,515	54,517,914	48,859,973	49,410,468	48,728,634
Total Liabilities	26,284,010	24,971,478	23,462,959	24,564,494	23,739,412

Selected Operating Data
Total operating revenues	$1,902,418	$1,924,040	$1,635,173	$1,634,671	$1,577,234
Total operating expenses	1,608,690	1,464,783	1,368,240	1,522,047	1,438,813
Net income	193,611	457,607	174,804	96,111	63,713
Net income / (loss) available to common stockholders	185,165	443,108	169,093	88,466	57,631

Financial Ratios
EBITDA (3)	$826,660	$1,097,832	$805,115	$688,758	$679,912
Adjusted EBITDA (4)	977,702	977,589	920,307	856,836	867,807
Net Debt-to-Adjusted EBITDA (5)	5.2x	4.7x	4.7x	4.9x	4.9x
Interest expense	93,273	113,943	116,384	116,516	113,584
Fixed charges (6)	174,418	161,226	162,202	161,479	156,687
Interest coverage ratio (7)	5.1x	5.5x	5.2x	4.8x	4.9x
Fixed charge coverage ratio (8)	4.8x	5.2x	4.9x	4.5x	4.6x

Profitability Measures
Net income / (loss) per common share - basic	$0.50	$1.25	$0.49	$0.26	$0.17
Net income / (loss) per common share - diluted	$0.48	$1.21	$0.46	$0.24	$0.15
Funds from operations (FFO) / diluted share and unit (9)	$1.97	$2.73	$1.99	$1.89	$1.65
Core funds from operations (Core FFO) / diluted share and unit (9)	$2.10	$2.65	$2.04	$1.86	$1.89
Core FFO (excluding net promote) / diluted share and unit (9)	$2.10	$2.13	$2.04	$1.86	$1.89
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$1.81	$2.47	$1.92	$1.34	$1.76
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (9) (11)	61.9%	44.8%	61.2%	64.5%	73.8%
Diluted Core FFO payout ratio (9) (11)	58.1%	46.0%	59.9%	65.6%	64.7%
Diluted AFFO payout ratio (10) (11)	67.4%	49.5%	63.6%	90.9%	69.2%

Portfolio Statistics
Data Centers (12)	311	310	309	310	311
Cross-connects (12) (13)	237,500	235,500	234,000	232,500	231,000
Occupied MWs (12)	2,874	2,799	2,725	2,663	2,602
IT Load Capacity MWs (12)	3,157	3,102	3,024	2,963	2,879
Occupancy at end of quarter (14)	91.1%	90.2%	90.1%	89.9%	90.4%
Same-capital occupancy at end of quarter (14) (15)	93.4%	92.5%	91.6%	91.6%	91.9%
Weighted average remaining lease term (years) (16)	4.4	4.1	4.3	3.9	4.2

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) in Thousands	Third Quarter 2026

(1)	Shares and units are in thousands.
(2)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(3)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 28. For a reconciliation of net income available to common stockholders to EBITDA, see page 27.
(4)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, (x) gain on / issuance costs associated with redeemed preferred stock and (xi) net promote. For a discussion of Adjusted EBITDA, see page 28. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 27.
(5)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus finance lease obligations, plus our share of unconsolidated entities debt at carrying value, less cash and cash equivalents (including our share of unconsolidated entities cash), divided by the product of Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), multiplied by four.
(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(7)	Interest coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated entities interest expense).
(8)	Fixed charge coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our share of unconsolidated entities fixed charges).
(9)	For definitions and discussion of FFO, Core FFO and Core FFO (excluding net promote), see page 28. For reconciliations of net income available to common stockholders to FFO, Core FFO and Core FFO (excluding net promote), see page 13.
(10)	For a definition and discussion of AFFO, see page 28. For a reconciliation of Core FFO to AFFO, see page 14.
(11)	Diluted payout ratios for FFO, Core FFO and AFFO are calculated as dividends declared per common share and unit divided by the corresponding diluted FFO, diluted Core FFO and diluted AFFO per share and unit, respectively.
(12)	Includes data centers held as investments in unconsolidated entities. Excludes data centers held for sale and contribution.
(13)	Represents approximate amounts.
(14)	Occupancy and same-capital occupancy exclude capacity under active development and capacity held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated entities and non-managed unconsolidated entities. For some of our data centers, we calculate occupancy based on factors including available power, required support capacity and common area. Excludes data centers held for sale and contribution.
(15)	Represents data centers owned as of December 31, 2024, with less than 5% of total rentable square feet under development. Excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.
(16)	Weighted average remaining lease term excludes renewal options and is weighted by annualized recurring revenue.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2026

Digital Realty Reports Third Quarter 2026 Results

Austin, TX — October 29, 2026 — Digital Realty (NYSE: DLR), the world’s largest cloud- and carrier-neutral data center platform, announced today its financial results for the third quarter of 2026. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.48 per share in 3Q26, compared to $0.15 in 3Q25
◾	Reported FFO per share of $1.97 in 3Q26, compared to $1.65 in 3Q25
◾	Reported Core FFO per share of $2.10 in 3Q26, compared to $1.89 in 3Q25
◾	Signed record total bookings during 3Q26 that are expected to generate $855 million of annualized GAAP base rent at 100% share; at Digital Realty’s share, bookings were a record $627 million, including a record $152 million within the 0-1 megawatt plus interconnection category
◾	Reported rental rate increases on renewal leases of 11.8% on a cash basis in 3Q26
◾	Reported a record total backlog of $2.5 billion of annualized GAAP base rent at 100% share at the end of 3Q26; at Digital Realty’s share, the backlog was a record $1.8 billion
◾	Raised 2026 Core FFO per share (excluding net promote) outlook to $8.30 - $8.35 and 2026 Constant-Currency Core FFO per share (excluding net promote) outlook to $8.25 - $8.30

Financial Results

Digital Realty reported total revenues of $1.9 billion in the third quarter of 2026, 10% higher than the previous quarter when excluding $201 million of promote income in the second quarter and 21% above the same quarter last year.

The company delivered net income of $194 million in the third quarter of 2026, as well as net income available to common stockholders of $185 million and $0.48 per share, compared to $1.21 per share in the previous quarter and $0.15 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $978 million in the third quarter of 2026, which was in line with the previous quarter and a 13% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $742 million in the third quarter of 2026, or $1.97 per share, compared to $2.73 per share in the previous quarter and $1.65 per share in the same quarter last year.

Digital Realty delivered Core FFO per share (excluding net promote) of $2.10 in the third quarter of 2026, compared to $2.13 per share in the previous quarter and $1.89 per share in the same quarter last year. Digital Realty delivered Core FFO per share (excluding net promote) of $6.27 for the nine-month period ended September 30, 2026. Digital Realty delivered Constant-Currency Core FFO per share (excluding net promote) of $2.10 in the third quarter of 2026 and $6.18 per share for the nine-month period ended September 30, 2026.

“Digital Realty extended its track record of execution in the third quarter with record leasing, an expanding backlog, and another quarter of double-digit earnings growth,” said Digital Realty President and Chief Executive Officer Andy Power. “These results underscore the global strength of customer demand for connectivity-rich environments, trusted execution, and a well-capitalized partner with the reach and capabilities to support their evolving requirements across the digital infrastructure landscape.”

Leasing Activity

In the third quarter, Digital Realty signed total bookings that are expected to generate $855 million of annualized GAAP rental revenue, at 100% share; at Digital Realty’s share, total bookings were $627 million, including a $130 million contribution from the 0-1 MW category and a $22 million contribution from interconnection.

The weighted-average lag between new leases signed during the third quarter of 2026 and the contractual commencement date was 17 months. The backlog of signed-but-not-commenced leases at quarter-end was $2.5 billion of annualized GAAP base rent at 100% share, and $1.8 billion at Digital Realty’s share. In addition, Digital Realty also signed renewal leases representing $261 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2026 increased 11.8% on a cash basis and 17.0% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2026

New leases signed during the third quarter of 2026, at Digital Realty’s share, are summarized by region and product as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent
Americas	(in thousands)	Megawatts	per Kilowatt
0-1 MW	$39,587	11.6	$284
> 1 MW	203,002	64.0	264
Other (1)	357	—	—
Total	$242,947	75.6	$267

EMEA (2)
0-1 MW	$68,062	23.1	$245
> 1 MW	9,906	6.4	129
Other (1)	94	—	—
Total	$78,062	29.5	$220

Asia Pacific (2)
0-1 MW	$21,979	6.5	$282
> 1 MW	261,271	73.2	297
Other (1)	136	—	—
Total	$283,386	79.7	$296

All Regions (2)
0-1 MW	$129,628	41.2	$262
> 1 MW	474,180	143.6	275
Other (1)	587	—	—
Total	$604,395	184.8	$272

Interconnection	$22,209	N/A	N/A

Grand Total at DLR Share	$626,604	184.8	$272

Grand Total at 100% Share	$855,275	267.2	$259

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2026.

Investment Activity

During the third quarter of 2026, Digital Realty acquired $742 million of land:

●	Near the Indianapolis metro area, to support over one gigawatt of IT capacity.
●	Adjacent to Digital Realty’s Fort Gillem campus in Atlanta to support hyperscale and enterprise colocation IT capacity.
●	Two parcels in the Chicago metro area to support hyperscale and enterprise colocation for an aggregate of 360 megawatts of IT capacity .
●	In the Charlotte metro area to support development of up to 600 megawatts of IT capacity.
●	Near Digital Realty’s Ostend campus in Frankfurt, Germany to support up to 14 megawatts of IT capacity.
●	Near Crete, Greece to support up to 5 megawatts of IT capacity.

As previously disclosed, during the quarter, Digital Realty entered into a new joint venture with Rönesans Infrastructure to develop data centers across Türkiye for $33 million. The joint venture's first investment will be a data center in Ankara, expected to support more than 22 megawatts of IT capacity.

Subsequent to quarter end, Digital Realty also closed on the following acquisitions:

●	Land near Brussels, Belgium for approximately €15 million or $17 million.
●	The freehold interest in the land underlying our campus in Dugny, France for approximately €80 million or $90 million.

An additional 16% stake in Teraco for approximately $688 million from certain minority shareholders, principally through the issuance of 3.4 million shares of common stock, increasing Digital Realty’s ownership from 61% to approximately 77%.

Subsequent to quarter end, we closed $1.4 billion of initial cornerstone equity commitments to our new perpetual capital strategy focused on stabilized hyperscale data centers in North America.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2026

Balance Sheet

Digital Realty had approximately $19.5 billion of total debt outstanding as of September 30, 2026, comprised of $17.9 billion of unsecured debt and approximately $1.6 billion of secured debt and other debt. At the end of the third quarter of 2026, net debt-to-Adjusted EBITDA was 5.2x, debt-plus-preferred-to-total enterprise value was 23.2% and fixed charge coverage was 4.8x.

During the quarter, the company sold approximately 2.4 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $191.84 per share, for net proceeds of approximately $450 million. Year-to-date, the company has sold approximately 15.9 million shares under its ATM equity issuance program at a weighted average price of $185.98 per share, for net proceeds of approximately $2.9 billion.

In October, the company issued:

●	€1 billion of 5.125% euro notes due 2036, for net proceeds of approximately €1 billion ($1.1 billion); and
●	CHF225 million of 1.6803% Swiss bonds due 2029, CHF185 million of 2.0600% due 2032 and CHF100 million of 2.4150% due 2036, for aggregate net proceeds of approximately CHF508 million ($611 million).

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2026

2026 Outlook

Digital Realty raised its 2026 Core FFO per share (excluding net promote) outlook to $8.30 - $8.35 and its 2026 Constant-Currency Core FFO per share (excluding net promote) outlook to $8.25 - $8.30. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	February 5, 2026	April 23, 2026	July 23, 2026	October 29, 2026
Total revenue (excluding promote income)	$6.600 - $6.700 billion	$6.650 - $6.750 billion	$6.850 - $6.950 billion	$7.050 - $7.125 billion
Net non-cash rent adjustments (1)	($90 - $95 million)	($90 - $95 million)	($145 - $150 million)	($145 - $150 million)
Adjusted EBITDA	$3.600 - $3.700 billion	$3.650 - $3.750 billion	$3.750 - $3.850 billion	$3.800 - $3.850 billion
G&A	$610 - $620 million	$615 - $625 million	$620 - $630 million	$640 - $650 million

Internal Growth
Rental rates on renewal leases
Cash basis	6.0% - 8.0%	6.5% - 8.5%	9.0% - 11.0%	10.0% - 12.0%
GAAP basis	8.5% - 10.5%	9.5% - 11.5%	12.0% - 14.0%	13.0% - 15.0%
Year-end portfolio occupancy (2)	+50 - 100 bps	+50 - 100 bps	+75 - 125 bps	+75 - 125 bps
"Same-Capital" cash NOI growth (3)	4.0% - 5.0%	4.0% - 5.0%	4.25% - 5.25%	5.25% - 5.75%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.35	$1.32 - $1.37	$1.32 - $1.37	$1.32 - $1.37
U.S. Dollar / Euro	$1.13 - $1.18	$1.15 - $1.20	$1.13 - $1.18	$1.13 - $1.18

External Growth
Dispositions / Asset Contributions
Dollar volume	$500 - $1,000 million	$500 - $1,000 million	$1,000 - $1,500 million	$1,500 - $2,000 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (4)	$3,250 - $3,750 million	$3,500 - $4,000 million	$4,250 - $4,750 million	$4,250 - $4,750 million
Average stabilized yields	10.0%+	10.0%+	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (5)	$30 - $35 million	$30 - $35 million	$30 - $35 million	$30 - $35 million
Recurring CapEx + capitalized leasing costs (6)	$400 - $425 million	$400 - $425 million	$400 - $425 million	$400 - $425 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1,000 - $1,500 million	$1,500 - $2,000 million	$1,500 - $2,000 million	~$1,750 million
Pricing	4.0% - 4.5%	4.0% - 4.5%	4.5% - 5.5%	~4.0%
Timing	Mid-Year	Mid-Year	2H-2026	October

Net income per diluted share	$2.55 - $2.65	$2.65 - $2.75	$3.10 - $3.15	$2.90 - $2.95
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90	$4.95 - $4.95	$5.30 - $5.30	$5.65 - $5.65
Funds From Operations / share (NAREIT-Defined)	$7.45 - $7.55	$7.60 - $7.70	$8.40 - $8.45	$8.55 - $8.60
Non-core expenses and revenue streams	$0.45 - $0.45	$0.40 - $0.40	$0.25 - $0.25	$0.25 - $0.25
Net Promote	$0.00 - $0.00	$0.00 - $0.00	($0.50) - ($0.50)	($0.50) - ($0.50)
Core Funds From Operations / share (excluding net promote)	$7.90 - $8.00	$8.00 - $8.10	$8.15 - $8.20	$8.30 - $8.35
Foreign currency translation adjustments	$0.00 - $0.00	($0.05) - ($0.05)	($0.05) - ($0.05)	($0.05) - ($0.05)
Constant-Currency Core FFO / share (excluding net promote)	$7.90 - $8.00	$7.95 - $8.05	$8.10 - $8.15	$8.25 - $8.30

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Year-end portfolio occupancy guidance based on IT load (kW).
(3)	The “Same-Capital” pool includes properties owned as of December 31, 2024 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2025-2026, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2026 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(4)	Excludes land acquisitions and includes Digital Realty’s share of joint venture and fund contributions. Figure is net of joint venture and fund partners’ share of contributions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2026

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Core FFO (excluding net promote), Constant Currency Core FFO (excluding net promote), Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO (excluding net promote) to Constant Currency Core FFO (excluding net promote), a reconciliation from Core FFO to Adjusted FFO, a reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Core FFO (excluding net promote), Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on October 29, 2026, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s third quarter 2026 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

A live webcast of the call will be available on the Investors section of Digital Realty’s website at https://investor.digitalrealty.com. The webcast will be archived for one year and the replay will be available shortly after the conclusion of the live event.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation, from cloud and digital transformation to emerging technologies like artificial intelligence (AI), and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 55+ metros across 30+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

InvestorRelations@digitalrealty.com

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2026

	Three Months Ended					Nine Months Ended
	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25
Rental revenues	$1,224,802	$1,145,936	$1,103,946	$1,074,703	$1,045,708	$3,474,684	$3,009,784
Tenant reimbursements - Utilities	423,919	352,897	333,909	356,084	332,681	1,110,726	898,373
Tenant reimbursements - Other	47,032	45,391	38,093	34,406	37,302	130,516	116,834
Interconnection and other	131,356	130,409	124,278	123,414	120,399	386,043	355,320
Fee income	75,298	248,927	34,899	45,692	36,398	359,124	91,468
Other	11	480	47	372	4,746	538	6,242
Total Operating Revenues	$1,902,418	$1,924,040	$1,635,173	$1,634,671	$1,577,234	$5,461,631	$4,478,021

Utilities	$477,537	$396,454	$372,385	$398,185	$375,627	$1,246,376	$1,028,301
Rental property operating	304,193	291,408	266,115	295,948	278,292	861,716	784,615
Property taxes	60,408	55,160	54,964	50,791	51,823	170,532	150,249
Insurance	4,654	4,744	4,799	4,711	4,508	14,197	13,937
Depreciation and amortization	539,471	507,106	499,511	493,458	497,002	1,546,088	1,401,178
General and administration	170,644	153,316	151,923	159,283	139,911	475,883	394,778
Severance, equity acceleration and legal expenses	2,643	4,384	2,835	4,937	1,794	9,862	6,484
Transaction and integration expenses	48,961	38,703	15,685	36,083	86,559	103,349	149,007
Provision for impairment	—	—	—	78,553	—	—	—
Other expenses	179	13,508	23	98	3,297	13,710	3,604
Total Operating Expenses	$1,608,690	$1,464,783	$1,368,240	$1,522,047	$1,438,813	$4,441,713	$3,932,153

Operating income before gain (loss) on disposition of properties, net	$293,728	$459,257	$266,933	$112,624	$138,420	$1,019,918	$545,868
Gain (loss) on disposition of properties, net	8,403	7,988	873	42,865	19,780	17,264	952,721
Operating Income	$302,131	$467,245	$267,806	$155,489	$158,200	$1,037,182	$1,498,589

Equity in earnings (loss) of unconsolidated entities	(18,433)	36	(1,833)	4,659	(16,944)	(20,230)	(36,646)
Interest and other income (expense), net	11,937	137,944	45,342	42,797	47,735	195,223	118,255
Interest (expense)	(93,273)	(113,943)	(116,384)	(116,516)	(113,584)	(323,600)	(321,431)
Income tax benefit (expense)	(8,751)	(33,675)	(16,008)	9,673	(11,695)	(58,434)	(41,713)
Gain (loss) on debt extinguishment and modifications	—	—	(4,119)	9	—	(4,119)	—
Net Income	$193,611	$457,607	$174,804	$96,111	$63,713	$826,022	$1,217,054

Net income (loss) attributable to noncontrolling interests	1,735	(4,318)	4,470	2,536	4,099	1,887	(7,112)
Net Income Attributable to Digital Realty Trust, Inc.	$195,346	$453,289	$179,274	$98,647	$67,812	$827,909	$1,209,942

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(30,543)	(30,543)
Net Income (Loss) Available to Common Stockholders	$185,165	$443,108	$169,093	$88,466	$57,631	$797,366	$1,179,399

Weighted-average shares outstanding - basic	372,193	354,118	345,013	343,493	341,370	357,208	338,565
Weighted-average shares outstanding - diluted	379,799	361,542	353,255	351,570	349,234	364,903	346,631
Weighted-average fully diluted shares and units	385,937	367,605	359,300	357,430	355,165	370,963	352,571

Net income / (loss) per share - basic	$0.50	$1.25	$0.49	$0.26	$0.17	$2.23	$3.48
Net income / (loss) per share - diluted	$0.48	$1.21	$0.46	$0.24	$0.15	$2.14	$3.35

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2026

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25

Net Income (Loss) Available to Common Stockholders	$185,165	$443,108	$169,093	$88,466	$57,631	$797,366	$1,179,399
Adjustments:
Noncontrolling interest in operating partnership	4,000	9,000	4,000	2,000	2,000	17,000	26,000
Real estate related depreciation and amortization (1)	527,646	499,106	490,965	484,260	487,182	1,517,717	1,370,884
Reconciling items related to noncontrolling interests	(23,943)	(24,292)	(23,726)	(22,753)	(22,888)	(71,961)	(63,406)
Unconsolidated entities real estate related depreciation and amortization	57,047	62,972	60,291	70,260	65,922	180,310	180,955
(Gain) loss on real estate transactions	(8,403)	(7,988)	(226)	(42,865)	(19,780)	(16,617)	(952,721)
Provision for impairment	—	—	—	78,553	—	—	—
Funds From Operations	$741,512	$981,906	$700,398	$657,921	$570,067	$2,423,815	$1,741,111

Weighted-average shares and units outstanding - basic	378,331	360,181	351,059	349,354	347,301	363,268	344,504
Weighted-average shares and units outstanding - diluted (2) (3)	385,937	367,605	359,300	357,430	355,165	370,963	352,571

Funds From Operations per share - basic	$1.96	$2.73	$2.00	$1.88	$1.64	$6.67	$5.05

Funds From Operations per share - diluted (2) (3)	$1.97	$2.73	$1.99	$1.89	$1.65	$6.68	$5.07

s

Reconciliation of FFO to Core FFO	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25

Funds From Operations	$741,512	$981,906	$700,398	$657,921	$570,067	$2,423,815	$1,741,111
Other non-core revenue adjustments (4)	(3,219)	(80,837)	(29)	(10,633)	(4,746)	(84,085)	(2,443)
Transaction and integration expenses	48,961	38,703	15,685	36,083	86,559	103,349	149,007
Gain (loss) on debt extinguishment and modifications	—	—	4,119	(9)	—	4,119	—
Severance, equity acceleration and legal expenses (5)	2,643	4,384	2,835	4,937	1,794	9,862	6,484
(Gain) loss on FX and derivatives revaluation	7,515	(1,608)	(4,398)	(16,295)	252	1,509	7,015
Other non-core expense adjustments (6)	(2,149)	13,208	(2,538)	(21,794)	2,075	8,521	6,465
Core Funds From Operations	$795,263	$955,756	$716,071	$650,210	$656,001	$2,467,090	$1,907,639

Net promote	—	(187,871)	—	—	—	(187,871)	—

Core Funds From Operations (excluding net promote)	$795,263	$767,885	$716,071	$650,210	$656,001	$2,279,219	$1,907,639

Weighted-average shares and units outstanding - diluted (2) (3)	378,770	360,648	351,293	349,740	347,700	363,687	344,873

Core Funds From Operations per share - diluted (2)	$2.10	$2.65	$2.04	$1.86	$1.89	$6.78	$5.53

Core FFO per share (excluding net promote) - diluted (2)	$2.10	$2.13	$2.04	$1.86	$1.89	$6.27	$5.53

(1) Real Estate Related Depreciation & Amortization	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25

Depreciation and amortization per income statement	$539,471	$507,106	$499,511	$493,458	$497,002	$1,546,088	$1,401,178
Non-real estate depreciation & amortization	(11,825)	(8,000)	(8,546)	(9,198)	(9,820)	(28,371)	(30,294)
Real Estate Related Depreciation & Amortization	$527,646	$499,106	$490,965	$484,259	$487,182	$1,517,717	$1,370,884

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. U.S. GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related noncontrolling interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Nine Months Ended
	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25
Teraco noncontrolling share of FFO	$19,190	$19,979	$15,410	$18,240	$17,018	$54,579	$46,154
Teraco related minority interest	$19,190	$19,979	$15,410	$18,240	$17,018	$54,579	$46,154

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO, Core FFO and Core FFO (excluding net promote), see the Definitions section.
(4)	Includes development fees included in gains, lease termination fees, gain on sale of equity investment included in other income, insurance proceeds related to property damage and unconsolidated entities non-core adjustments within equity in earnings.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes non-real estate amortization expense, write-offs associated with non-recurring legal and insurance expenses, impact of foreign tax rate changes, non-core adjustments attributable to noncontrolling interests, impact on tax expense due to insurance proceeds related to property damage and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2026

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25

Core Funds From Operations	$795,263	$955,756	$716,071	$650,210	$656,001	$2,467,090	$1,907,639
Adjustments:
Non-real estate depreciation	7,422	8,000	8,546	9,198	9,820	23,968	30,293
Amortization of deferred financing costs	6,368	6,343	6,443	6,781	6,565	19,154	19,564
Amortization of debt discount/premium	1,612	1,595	1,581	1,341	1,293	4,788	3,669
Non-cash stock-based compensation expense	22,789	21,379	20,908	17,327	18,174	65,076	52,900
Straight-line rental revenue	(44,053)	(26,955)	(21,741)	(34,351)	(33,351)	(92,749)	(66,741)
Straight-line rental expense	1,714	(602)	(1,410)	(97)	(271)	(298)	(906)
Above- and below-market rent amortization	(2,142)	(962)	(1,007)	(972)	(864)	(4,111)	(2,322)
Deferred tax (benefit) / expense	(13,146)	(12,681)	(10,919)	(26,184)	18,187	(36,746)	(13,044)
Leasing compensation and internal lease commissions	15,987	13,857	15,476	14,644	15,013	45,320	43,139
Recurring capital expenditures (1)	(105,789)	(76,674)	(59,665)	(168,539)	(77,998)	(242,128)	(175,386)

Adjusted Funds From Operations (2)	$686,025	$889,056	$674,283	$469,358	$612,569	$2,249,364	$1,798,805

Weighted-average shares and units outstanding - basic	378,331	360,181	351,059	349,354	347,301	363,268	344,504
Weighted-average shares and units outstanding - diluted (3)	378,770	360,648	351,293	349,740	347,700	363,687	344,873

AFFO per share - diluted (3)	$1.81	$2.47	$1.92	$1.34	$1.76	$6.18	$5.22

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$3.66	$3.66

Diluted AFFO Payout Ratio	67.4%	49.5%	63.6%	90.9%	69.2%	59.2%	70.2%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25

Weighted Average Common Stock and Units Outstanding	378,331	360,181	351,059	349,354	347,301	363,268	344,504
Add: Effect of dilutive securities	439	467	234	386	399	419	369
Weighted Avg. Common Stock and Units Outstanding - diluted	378,770	360,648	351,293	349,740	347,700	363,687	344,873

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income (loss) available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2026

	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25
Assets
Investments in real estate:
Real estate	$34,399,727	$33,700,303	$31,633,899	$31,359,298	$30,194,891
Construction in progress	10,634,707	9,770,384	5,381,071	4,976,785	5,422,338
Land held for future development	769,433	122,841	199,681	91,130	66,668
Investments in Real Estate	$45,803,867	$43,593,528	$37,214,651	$36,427,213	$35,683,897
Accumulated depreciation and amortization	(11,150,810)	(10,736,127)	(10,355,181)	(9,993,596)	(9,665,380)
Net Investments in Properties	$34,653,057	$32,857,401	$26,859,470	$26,433,617	$26,018,517
Investment in unconsolidated entities	3,805,462	3,548,297	3,536,757	3,427,903	3,690,749
Net Investments in Real Estate	$38,458,519	$36,405,698	$30,396,227	$29,861,520	$29,709,266

Operating lease right-of-use assets, net	$1,071,340	$1,093,015	$1,105,080	$1,135,645	$1,167,398
Cash and cash equivalents	802,903	1,864,796	2,426,631	3,451,647	3,299,703
Accounts and other receivables, net (1)	1,809,964	1,564,955	1,430,242	1,358,895	1,496,105
Deferred rent, net	832,808	792,045	765,198	750,907	710,624
Goodwill	10,050,563	9,592,127	9,591,250	9,711,953	9,647,754
Customer relationship value, deferred leasing costs and other intangibles, net	2,714,699	2,595,046	2,053,368	2,134,698	2,080,898
Assets held for sale and contribution	—	—	441,064	349,826	116,624
Other assets	783,719	610,232	650,913	655,377	500,262
Total Assets	$56,524,515	$54,517,914	$48,859,973	$49,410,468	$48,728,634

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,640,466	$709,756	$707,961	$899,090	$1,152,042
Unsecured term loans, net	424,364	427,681	432,450	439,536	438,933
Unsecured senior notes, net of discount	15,809,482	15,906,794	16,013,977	16,194,441	15,808,565
Secured and other debt, net of discount	1,620,303	1,591,118	842,245	869,068	825,894
Operating lease liabilities	1,192,434	1,209,459	1,218,509	1,253,217	1,285,067
Accounts payable and other accrued liabilities	3,609,832	3,241,792	2,419,888	2,600,979	2,377,726
Deferred tax liabilities	1,100,877	1,124,899	1,093,955	1,124,724	1,151,374
Accrued dividends and distributions	—	—	—	428,337	—
Security deposits and prepaid rents	886,252	759,979	733,974	754,920	699,528
Obligations associated with assets held for sale and contribution	—	—	—	182	283
Total Liabilities	$26,284,010	$24,971,478	$23,462,959	$24,564,494	$23,739,412

Redeemable noncontrolling interests	1,596,431	1,567,282	1,594,718	1,498,975	1,535,972

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,716	3,669	3,459	3,406	3,400
Additional paid-in capital	35,077,627	34,160,611	30,093,165	29,350,487	29,182,332
Dividends in excess of earnings	(7,212,298)	(6,939,476)	(6,946,676)	(6,690,722)	(6,358,501)
Accumulated other comprehensive loss, net	(488,408)	(522,024)	(512,885)	(469,198)	(533,891)
Total Stockholders' Equity	$28,112,327	$27,434,470	$23,368,753	$22,925,663	$23,025,030

Noncontrolling Interests
Noncontrolling interest in operating partnership	$521,934	$533,622	$426,853	$415,456	$420,280
Noncontrolling interest in consolidated entities	9,813	11,062	6,690	5,880	7,940

Total Noncontrolling Interests	$531,747	$544,684	$433,543	$421,336	$428,220

Total Equity	$28,644,074	$27,979,154	$23,802,296	$23,346,999	$23,453,250

Total Liabilities and Equity	$56,524,515	$54,517,914	$48,859,973	$49,410,468	$48,728,634

(1)	Net of allowance for doubtful accounts of $78,043 and $85,274 as of September 30, 2026 and September 30, 2025, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of September 30, 2026 and September 30, 2025.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of September 30, 2026 and September 30, 2025.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of September 30, 2026 and September 30, 2025.
(5)	Common Stock: 374,888 and 343,041 shares issued and outstanding as of September 30, 2026 and September 30, 2025, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2026

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,427,384
Campus	2,228,685
Other (4)	79,784
Total Cash NOI, Annualized	$3,735,853
less: Partners' share of consolidated JVs	(104,871)
Acquisitions / dispositions / expirations	(29,263)
FY 2026 backlog cash NOI and 3Q26 carry-over (stabilized) (5)	221,924
Total Consolidated Cash NOI, Annualized	$3,823,643

Digital Realty's Pro Rata Share of Unconsolidated Entities Cash NOI (3) (6)	$341,371

Other Income
Development and Management Fees (net), Annualized (excluding promote income) (7)	$326,967

Other Assets
Pre-stabilized inventory, at cost (8)	$913,663
Land held for development	769,433
Development CIP	10,634,707
less: Investment associated with FY26 Backlog NOI (9)	(1,774,038)
Cash and cash equivalents	802,903
Accounts and other receivables, net	1,809,964
Other assets	783,719
less: Partners' share of consolidated entities assets	(205,977)
Total Other Assets	$13,734,374

Liabilities
Global unsecured revolving credit facilities	$1,655,570
Unsecured term loans	424,875
Unsecured senior notes	15,915,981
Secured and other debt	1,622,549
Accounts payable and other accrued liabilities	2,862,960
Deferred tax liabilities	1,100,877
Security deposits and prepaid rents	886,252
Backlog NOI cost to complete (9)	270,276
Preferred stock	755,000
Digital Realty's share of unconsolidated entities debt	2,131,287
less: Partners' share of consolidated entities liabilities	(505,538)
Total Liabilities	$27,120,089

(1)	Backlog and associated financial line items include activity related to properties held in unconsolidated entities.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income before gain (loss) on disposition of properties, net to NOI and cash NOI, see page 29.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q26 Cash NOI of $3.7 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2026. Includes Digital Realty’s share of signed leases at properties held in unconsolidated entities.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated entities operating income to cash NOI, see page 26.
(7)	Includes a full year adjustment related to Columbia Capital fee income.
(8)	Excludes Digital Realty’s share of cost at properties held in unconsolidated entities.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at properties held in unconsolidated entities.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	Third Quarter 2026

66

	As of September 30, 2026
		Interest Rate
	Interest	Including
	Rate	Swaps	2026	2027	2028	2029	2030	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	3.126%	3.126%	—	—	—	—	$1,553,604	—	$1,553,604
Yen revolving credit facility	1.820%	1.820%	—	—	—	—	101,966	—	101,966
Deferred financing costs, net	—	—	—	—	—	—	—	—	(15,104)
Total Global Unsecured Revolving Credit Facilities	3.045%	3.045%	—	—	—	—	$1,655,570	—	$1,640,466

Unsecured Term Loans
Euro term loan facility	3.290%	3.290%	—	$424,875	—	—	—	—	$424,875
Deferred financing costs, net	—	—	—	—	—	—	—	—	(511)
Total Unsecured Term Loans	3.290%	3.290%	—	$424,875	—	—	—	—	$424,364

Senior Notes
₣275 million 0.200% Notes due 2026	0.200%	0.200%	$329,023	—	—	—	—	—	$329,023
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	$179,467	—	—	—	—	179,467
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	1,000,000	—	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	$566,500	—	—	—	566,500
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	900,000	—	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	650,000	—	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	$323,041	—	—	323,041
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	900,000	—	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	464,275	—	—	464,275
$1.15 billion 1.875% Exchangeable Notes due 2029 (2)	1.875%	1.263%	—	—	—	1,150,000	—	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	$849,750	—	849,750
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	729,575	—	729,575
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	$566,500	566,500
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,133,000	1,133,000
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	849,750	849,750
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	849,750	849,750
€600 million 3.750% Notes due 2033	3.750%	3.750%	—	—	—	—	—	679,800	679,800
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	963,050	963,050
€850 million 3.875% Notes due 2034	3.875%	3.875%	—	—	—	—	—	963,050	963,050
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	963,050	963,050
€800 million 4.250% Notes due 2037	4.250%	4.250%	—	—	—	—	—	906,400	906,400
Unamortized discounts, net	—	—	—	—	—	—	—	—	(39,592)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(66,907)
Total Senior Notes	2.811%	2.603%	$329,023	$1,179,467	$2,116,500	$2,837,316	$1,579,325	$7,874,350	$15,809,482

Secured Debt
ICN10 Facilities	5.070%	3.266%	—	—	—	—	$11,942	—	$11,942
Westin	3.290%	3.290%	—	$135,000	—	—	—	—	135,000
Teraco Loans	9.211%	10.047%	$57,467	114,934	$412,315	$20,094	70,330	$34,477	709,618
Telepoint	3.918%	3.918%	—	—	677	404	—	—	1,081
N. Virginia credit facility	5.999%	5.999%	—	—	—	744,950	—	—	744,950
Deferred financing costs, net	—	—	—	—	—	—	—	—	(2,246)
Total Secured Debt	7.185%	7.542%	$57,467	$249,934	$412,992	$765,448	$82,272	$34,477	$1,600,345

Other Debt
Icolo loans	12.717%	12.717%	—	$5,175	$1,263	$6,133	—	$7,387	$19,958
Total Other Debt	12.717%	12.717%	—	$5,175	$1,263	$6,133	—	$7,387	$19,958

Total unhedged variable rate debt	—	—	$3,227	$431,330	$23,504	$1,827	$1,666,529	$11,427	$2,137,844
Total fixed rate / hedged variable rate debt	—	—	383,263	1,428,121	2,507,251	3,607,070	1,650,638	7,904,787	17,481,132
Total Debt	3.209%	3.069%	$386,490	$1,859,451	$2,530,755	$3,608,897	$3,317,167	$7,916,214	$19,618,976

Weighted Average Interest Rate			1.664%	3.148%	4.460%	3.090%	2.954%	2.712%	3.069%

Summary

Weighted Average Term to Initial Maturity									4.0 Years

Weighted Average Maturity (assuming exercise of extension options)									4.2 Years

Global Unsecured Revolving Credit Facilities Detail As of September 30, 2026

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,480,848	$2,724,528	$1,655,570

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $100.8 million.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2026

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-26	30-Sep-25	% Change	30-Jun-26	% Change	30-Sep-26	30-Sep-25	% Change
Rental revenues	$879,053	$827,353	6.2%	$860,870	2.1%	$2,590,309	$2,408,451	7.6%
Tenant reimbursements - Utilities	321,395	275,237	16.8%	269,236	19.4%	858,897	756,117	13.6%
Tenant reimbursements - Other	35,457	31,301	13.3%	37,983	(6.7%)	103,994	94,813	9.7%
Interconnection and other	102,550	96,592	6.2%	103,524	(0.9%)	304,642	281,432	8.2%
Total Revenue	$1,338,455	$1,230,483	8.8%	$1,271,613	5.3%	$3,857,842	$3,540,813	9.0%

Utilities	$370,998	$307,298	20.7%	$299,209	24.0%	$968,716	$845,599	14.6%
Rental property operating	222,124	215,454	3.1%	220,537	0.7%	650,600	609,887	6.7%
Property taxes	46,905	44,373	5.7%	44,455	5.5%	133,966	121,829	10.0%
Insurance	5,125	5,302	(3.3%)	5,435	(5.7%)	16,049	15,561	3.1%
Total Expenses	$645,152	$572,427	12.7%	$569,636	13.3%	$1,769,331	$1,592,876	11.1%

Net Operating Income (2)	$693,303	$658,056	5.4%	$701,977	(1.2%)	$2,088,511	$1,947,937	7.2%
Less:
Stabilized straight-line rent	$5,443	$8,823	(38.3%)	$4,636	17.4%	$11,646	$15,862	(26.6%)
Above- and below-market rent	686	580	18.3%	683	0.4%	2,006	1,682	19.3%
Cash Net Operating Income (2)	$687,174	$648,653	5.9%	$696,658	(1.4%)	$2,074,859	$1,930,393	7.5%

Constant Currency Cash Net Operating Income (3)	$686,993	$648,653	5.9%			$2,029,728	$1,930,393	5.1%

Stabilized Portfolio Occupancy at period end (4)	93.4%	91.9%	1.5%	92.5%	0.9%	93.4%	91.9%	1.5%

(1)	Represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development. Excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income before gain (loss) on disposition of properties, net to NOI and cash NOI, see page 29.
(3)	Adjustment calculated by holding currency translation rates for 2026 constant with average currency translation rates that were applicable to the same periods in 2025.
(4)	Occupancy excludes capacity under active development and capacity held for development.

Summary of Leasing Activity	Financial Supplement
Leases Signed and Renewed in the Quarter End September 30, 2026	Third Quarter 2026

	0-1 MW (Based on kW)			> 1 MW (Based on kW)			Data Center Total			Other (Based on NRSF) (3)
Leasing Activity - New (1) (2)	3Q26	YTD	LTM	3Q26	YTD	LTM	3Q26	YTD	LTM	3Q26	YTD	LTM

Annualized GAAP Rent at 100% Share (in thousands)	$141,170	$323,699	$405,561	$689,408	$1,476,877	$1,772,592	$830,578	$1,800,576	$2,178,153	$811	$2,180	$3,559

At Digital Realty Share

Annualized GAAP Rent (in thousands)	$129,628	$296,403	$373,520	$474,180	$898,507	$976,494	$603,808	$1,194,910	$1,350,014	$587	$1,647	$2,369

Kilowatt Leased / NRSF (in thousands)	41,202	93,947	116,735	143,633	345,852	381,704	184,834	439,798	498,438	9	31	41

Weighted Average Lease Term (years)	5.5	4.7	4.6	17.9	15.4	15.1	16.1	13.2	12.6	8.4	5.4	6.2

Initial Stabilized cash rent per Kilowatt / NRSF	$248	$255	$260	$217	$179	$176	$224	$195	$196	$63	$50	$55
GAAP Rent per Kilowatt / NRSF	$262	$263	$267	$275	$216	$213	$272	$226	$226	$66	$53	$58
Leasing cost per Kilowatt / NRSF	$18	$20	$25	$1	$0	$0	$4	$4	$6	$14	$6	$5

	0-1 MW (Based on kW)			> 1 MW (Based on kW)			Data Center Total			Other (Based on NRSF) (3)
Leasing Activity - Renewals (1) (2)	3Q26	YTD	LTM	3Q26	YTD	LTM	3Q26	YTD	LTM	3Q26	YTD	LTM

At Digital Realty Share
Leases renewed Kilowatt / NRSF (in thousands)	42,412	121,779	160,801	50,258	100,467	139,392	92,670	222,246	300,193	73	240	304
Leasing cost per Kilowatt / NRSF	$5	$3	$2	$2	$1	$3	$4	$2	$3	$7	$3	$2

Weighted Average Lease Term (years)	1.7	1.5	1.6	5.5	4.9	5.2	3.5	2.8	3.1	6.6	5.2	4.9

Cash Rent
Expiring cash rent per Kilowatt / NRSF	$301	$302	$316	$125	$144	$153	$206	$231	$240	$67	$42	$49
Renewed cash rent per Kilowatt / NRSF	$315	$317	$331	$158	$200	$197	$230	$264	$269	$73	$47	$58

Cash Rent % Change kW / NRSF	4.7%	4.7%	4.6%	26.3%	38.9%	29.1%	11.8%	14.4%	11.8%	10.1%	11.7%	18.7%

GAAP Rent
Expiring GAAP rent per Kilowatt / NRSF	$298	$300	$314	$122	$136	$140	$203	$226	$234	$63	$40	$46
Renewed GAAP rent per Kilowatt / NRSF	$317	$317	$331	$170	$209	$204	$237	$268	$272	$77	$50	$61

GAAP Rent % Change kW / NRSF	6.3%	5.6%	5.4%	38.8%	53.6%	45.4%	16.9%	18.7%	16.6%	23.7%	22.7%	31.8%

Churn (4)	1.6%	5.9%	7.9%	0.0%	0.9%	1.8%	0.7%	2.9%	4.3%	0.6%	6.4%	6.6%

Note:  Data center totals may not foot due to rounding differences.

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased capacity.
(3)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(4)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by annualized GAAP rent.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands (except per kW data)	Third Quarter 2026

		% of				Rent Per kW
	Annualized	Annualized	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Rent (1)	Rent	at Expiration	Leases	Per Month	Expiration
0-1 MW
Month to Month (2)	$79,724	1.6%	$80,209	14,095	$471	$474
2026	221,218	4.4%	221,231	47,695	387	387
2027	728,276	14.6%	731,110	174,171	348	350
2028	194,798	3.9%	200,920	54,844	296	305
2029	182,618	3.7%	195,177	55,078	276	295
2030	95,605	1.9%	104,420	29,659	269	293
2031	93,662	1.9%	106,773	31,330	249	284
2032	37,058	0.7%	41,979	10,675	289	328
2033	21,099	0.4%	25,275	6,321	278	333
2034	2,761	0.1%	2,791	887	259	262
2035	10,324	0.2%	13,113	3,780	228	289
Thereafter	6,615	0.1%	7,032	2,784	198	211
Total / Wtd. Avg.	$1,673,758	33.6%	$1,730,032	431,318	$323	$334

> 1 MW		Annualized
Month to Month (2)	$9,111	0.2%	$9,135	5,238	$145	$145
2026	67,286	1.4%	67,287	41,946	134	134
2027	309,318	6.2%	314,073	175,379	147	149
2028	270,323	5.4%	278,596	171,461	131	135
2029	395,157	7.9%	416,181	247,316	133	140
2030	311,094	6.2%	332,150	199,703	130	139
2031	324,477	6.5%	401,335	195,136	139	171
2032	236,820	4.8%	266,393	149,612	132	148
2033	132,785	2.7%	146,922	75,824	146	161
2034	177,976	3.6%	202,165	130,580	114	129
2035	82,575	1.7%	85,546	51,814	133	138
Thereafter	785,480	15.8%	1,162,197	440,745	149	220
Total / Wtd. Avg.	$3,102,402	62.3%	$3,681,980	1,884,754	$137	$163

Data Center Total		Annualized
Month to Month (2)	$88,835	1.8%	$89,345	19,333	$383	$385
2026	288,505	5.8%	288,519	89,640	268	268
2027	1,037,593	20.8%	1,045,183	349,550	247	249
2028	465,121	9.3%	479,516	226,305	171	177
2029	577,775	11.6%	611,358	302,394	159	168
2030	406,699	8.2%	436,570	229,362	148	159
2031	418,139	8.4%	508,108	226,466	154	187
2032	273,878	5.5%	308,372	160,287	142	160
2033	153,884	3.1%	172,198	82,145	156	175
2034	180,737	3.6%	204,956	131,467	115	130
2035	92,899	1.9%	98,659	55,594	139	148
Thereafter	792,095	15.9%	1,169,229	443,529	149	220
Total / Wtd. Avg.	$4,776,160	95.8%	$5,412,012	2,316,072	$172	$195

Other (3)		Annualized
Total	$207,474	4.2%	$232,527	—	—	—

Grand Total		Annualized
Total	$4,983,634	100.0%	$5,644,539	—	—	—

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2026, multiplied by 12.
(2)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(3)	Other includes unimproved data center shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed and non-managed portfolio of unconsolidated entities based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2026

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	75	$554,139	10.6%	8.2
2	Oracle Corporation	42	518,040	9.9%	10.6
3	Social Content Platform	32	284,682	5.4%	2.3
4	Global Cloud Provider	64	225,104	4.3%	2.8
5	Fortune 25 Tech Company	61	181,426	3.5%	10.4
6	Meta Platforms, Inc.	52	106,373	2.0%	2.7
7	IBM	33	105,888	2.0%	2.3
8	Equinix	15	98,455	1.9%	2.6
9	Leading AI Chip Maker	7	81,999	1.6%	13.4
10	Space Technology and Connectivity Provider	24	78,876	1.5%	4.0
11	LinkedIn Corporation	7	71,789	1.4%	1.5
12	Fortune 25 Investment Grade-Rated Company	30	68,470	1.3%	4.1
13	Specialized Cloud Provider	5	67,698	1.3%	3.0
14	Global Commerce Platform	18	61,456	1.2%	5.1
15	Lumen Technologies, Inc.	110	59,451	1.1%	2.7
16	AT&T	70	50,549	1.0%	1.1
17	Zayo	112	49,180	0.9%	0.9
18	Comcast Corporation	41	48,482	0.9%	1.7
19	Morgan Stanley	13	46,929	0.9%	4.2
20	JPMorgan Chase & Co.	20	45,100	0.9%	2.3
	Total / Weighted Average		$2,804,086	53.5%	6.4

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of September 30, 2026, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2026

	100% Share				Digital Realty Share
	White Space	Annualized	Occupancy (3)		White Space	Annualized	Occupancy (3)		Data Center
Metropolitan Area	IT Load (1)	Rent (2)	30-Sep-26	30-Jun-26	IT Load (1)	Rent (2)	30-Sep-26	30-Jun-26	Count
Americas

Northern Virginia	876	$1,383,480	99.0%	98.6%	683	$1,125,654	99.0%	98.8%	32
Chicago	177	413,008	97.1%	97.1%	103	305,032	95.4%	95.4%	10
Dallas	123	244,095	95.1%	93.9%	102	211,578	94.1%	92.6%	20
New York	67	227,155	91.2%	85.4%	61	209,904	90.4%	84.0%	10
Silicon Valley	99	212,844	93.8%	92.4%	95	191,318	93.5%	92.1%	15
Other Markets	509	921,283	92.6%	92.7%	409	759,264	92.5%	92.3%	69

Americas Total	1,850	$3,401,864	96.3%	95.7%	1,453	$2,802,749	95.8%	95.2%	156

EMEA

Frankfurt	184	$344,328	93.7%	93.3%	154	$302,151	93.9%	93.4%	29
London	96	244,055	72.8%	71.9%	96	244,055	72.8%	71.9%	13
Amsterdam	140	232,620	82.5%	79.7%	140	232,620	82.5%	79.7%	13
Paris	153	249,913	87.7%	86.2%	129	208,749	87.0%	85.2%	13
Johannesburg	97	201,503	80.6%	80.1%	59	122,917	80.6%	80.1%	5
Other Markets	308	604,069	79.0%	78.2%	292	572,703	79.9%	79.2%	57

EMEA Total	978	$1,876,488	83.2%	82.1%	870	$1,683,194	83.1%	81.9%	130

Asia Pacific

Singapore	72	$282,907	94.4%	93.9%	72	$282,907	94.4%	93.9%	3
Tokyo	101	134,389	88.8%	90.3%	50	67,195	88.8%	90.3%	5
Osaka	65	90,388	94.0%	89.3%	32	45,194	94.0%	89.3%	4
Sydney	30	32,923	82.2%	81.7%	30	32,849	82.2%	81.7%	4
Hong Kong	24	30,995	59.9%	59.6%	19	27,329	71.6%	71.4%	2
Other Markets	37	45,301	60.1%	57.7%	29	42,217	70.1%	68.3%	7

Asia Pacific Total	329	$616,903	85.1%	84.1%	232	$497,691	86.7%	85.9%	25

Portfolio Total/Weighted Average	3,157	$5,895,255	91.1%	90.2%	2,555	$4,983,634	90.7%	89.8%	311

Unconsolidated Portfolio Total	843	$1,224,765	93.3%	92.9%	292	$424,194	91.5%	91.2%	88

Consolidated Portfolio Total	2,314	$4,670,490	90.2%	89.3%	2,262	$4,559,440	90.6%	89.6%	223

(1)	White Space IT Load represents UPS-backed utility power in megawatts dedicated to Digital Realty’s operated data center capacity.
(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2026, multiplied by 12.
(3)	Occupancy excludes capacity under active development and capacity held for development.

Note: Totals may not foot due to rounding differences.

s

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Third Quarter 2026

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4) (10)	(5) (11)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	780	30	$1,835,997	$1,664,657	390	85%	4Q27	$1,931,257	$3,205,389	$5,136,646	$1,505,291	$1,943,324	$3,448,615
Charlotte	800	—	1,182,534	1,182,534	212	94%	2Q28	398,883	2,971,226	3,370,109	238,688	1,772,731	2,011,419
Atlanta	1,080	—	760,212	760,212	192	—	1Q29	379,761	2,920,365	3,300,125	180,386	1,387,173	1,567,560
Other	4,010	180	3,616,704	3,191,358	317	82%	2Q27	1,536,682	2,776,778	4,313,460	1,240,576	1,853,734	3,094,310
Americas	6,670	210	$7,395,446	$6,798,761	1,111	71%		$4,246,583	$11,873,758	$16,120,340	$3,164,942	$6,956,962	$10,121,903	11.7%

Marseille	—	20	$126,128	$126,128	46	—	2Q28	$257,699	$540,362	$798,061	$257,699	$540,362	$798,061
Frankfurt	110	60	1,373,398	980,087	26	17%	1Q27	436,616	148,621	585,237	436,616	148,621	585,237
Paris	180	70	533,572	391,078	40	—	3Q28	145,933	547,591	693,524	117,998	448,219	566,217
Other	680	60	1,012,637	835,861	99	20%	3Q27	715,038	874,283	1,589,321	631,999	765,716	1,397,715
EMEA	970	210	$3,045,736	$2,333,154	211	12%		$1,555,286	$2,110,857	$3,666,143	$1,444,312	$1,902,919	$3,347,231	10.3%

Seoul	—	—	—	—	64	100%	2Q28	$226,911	$1,159,641	$1,386,551	$226,911	$1,159,641	$1,386,551
Tokyo	30	—	$28,911	$14,456	23	72%	2Q27	148,159	123,727	271,886	74,080	61,864	135,943
Osaka	20	10	204,245	102,123	18	50%	4Q27	88,720	149,395	238,115	44,360	74,697	119,058
Other	160	70	355,640	244,875	37	45%	2Q27	104,837	204,592	309,429	62,896	117,593	180,489
APAC	210	80	$588,796	$361,453	142	75%		$568,627	$1,637,355	$2,205,982	$408,246	$1,413,795	$1,822,041	13.1%

Total	7,850	500	$11,029,978	$9,493,368	1,464	63%		$6,370,495	$15,621,970	$21,992,465	$5,017,500	$10,273,676	$15,291,176	11.6%

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and capacity held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through September 30, 2026, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(5)	Includes only Digital Realty's share in development joint ventures projects.
(6)	Represents cost incurred through September 30, 2026. Excludes $2.2 billion related to the impact of purchase accounting on the acquisition of three joint venture development projects in Northern Virginia acquired on June 30, 2026.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, shell and infrastructure costs, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(10)	Includes $5.2 billion of current investment.
(11)	Includes $4.6 billion of current investment.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2026

	Three Months Ended					Nine Months Ended
	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Sep-26	30-Sep-25

Non-Recurring Capital Expenditures (1)

Development (2)	$1,154,527	$747,113	$729,959	$756,758	$532,590	$2,631,599	$1,784,380

Enhancements and Other Non-Recurring	2,528	7,913	5,760	4,385	8,114	16,201	23,936

Total Non-Recurring Capital Expenditures	$1,157,055	$755,026	$735,719	$761,143	$540,704	$2,647,800	$1,808,316

Recurring Capital Expenditures (3)	$105,789	$76,674	$59,665	$168,539	$77,998	$242,128	$175,386

Total Direct Capital Expenditures	$1,262,844	$831,700	$795,384	$929,682	$618,702	$2,889,928	$1,983,702

Indirect Capital Expenditures

Capitalized Interest	$70,964	$37,102	$35,637	$34,783	$32,923	$143,703	$92,411

Capitalized Overhead	48,175	45,389	39,017	37,696	35,767	132,581	102,905

Total Indirect Capital Expenditures	$119,139	$82,491	$74,654	$72,479	$68,690	$276,284	$195,316

Total Improvements to and Advances for Investment in Real Estate	$1,381,983	$914,191	$870,038	$1,002,161	$687,392	$3,166,212	$2,179,018

(1)	Non-recurring capital expenditures are primarily for development of land and capacity, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures and fund prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental data center improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a data center, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2026

Closed Acquisitions:

	Acquisition	Metropolitan	Date	Purchase	Cap
Property	Type	Area	Acquired	Price (1)	Rate (2)
Campus Expansion	Building and Land	Atlanta	Jul-26		NA
Colocation Development	Land	Crete	Jul-26		NA
600 MW Hyperscale Development	Land	Charlotte	Jul-26		NA
1+ GW Hyperscale Development	Land	Indianapolis	Jul-26		NA
Colocation and Hyperscale Development (Two Parcels)	Land	Chicago	Sep-26		NA
Colocation Development	Land	Frankfurt	Sep-26		NA
Total				$741,944

Closed Dispositions:

	Disposition	Metropolitan	Date	Sale	Cap
Property	Type	Area	Disposed	Price (1)	Rate (2)
Non-Core Asset	Land	Dallas	Jul-26	$750	NA
Total				$750

Closed Joint Venture / Fund Contributions:

	Metropolitan		Contribution	Cap
Property	Area	Date	Price	Rate (2)
Turkish Development JV	Ankara	Sep-26	$33,031	NA
Total			$33,031

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of September 30, 2026.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture and fund contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

Unconsolidated Entities	Financial Supplement
Dollars in Thousands	Third Quarter 2026

Summary Balance Sheet -	As of September 30, 2026
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$10,251,131	$2,507,898	$1,222,100	$1,701,657	$15,682,786
Accumulated depreciation and amortization	(1,574,403)	(430,804)	(42,049)	(223,961)	(2,271,217)
Net Book Value of Operating Real Estate	$8,676,728	$2,077,094	$1,180,051	$1,477,696	$13,411,569
Cash	841,646	448,542	115,830	38,713	1,444,731
Other assets	1,853,108	291,869	191,011	595,725	2,931,713
Total Assets	$11,371,482	$2,817,505	$1,486,892	$2,112,134	$17,788,013

Debt	3,869,858	1,092,828	454,717	783,506	6,200,909
Other liabilities	1,349,880	242,043	426,775	512,197	2,530,895
Equity / (deficit)	6,151,744	1,482,634	605,400	816,431	9,056,209
Total Liabilities and Equity	$11,371,482	$2,817,505	$1,486,892	$2,112,134	$17,788,013

Digital Realty's Pro Rata Share of Unconsolidated entities Debt	$1,262,607	$524,900	$90,943	$252,837	$2,131,287

Summary Statement of Operations -	Three Months Ended September 30, 2026
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$316,344	$100,963	$25,968	$48,797	$492,072
Operating expenses	(134,400)	(52,262)	(9,091)	(24,634)	(220,387)
Net Operating Income (NOI)	$181,944	$48,701	$16,877	$24,163	$271,685

Straight-line rent	(3,676)	(3,224)	(2,595)	(608)	(10,103)
Above and below market rent	(5,907)	—	(929)	(2,912)	(9,748)
Cash Net Operating Income (NOI)	$172,361	$45,477	$13,353	$20,643	$251,834

Interest expense	($64,328)	($4,688)	($8,709)	($9,443)	($87,168)
Depreciation and amortization	(123,252)	(24,772)	(7,513)	(21,277)	(176,814)
Other income / (expense)	17,049	(4,864)	(1,596)	(2,133)	8,456
FX remeasurement on USD debt	(8,161)	(90)	1,571	(1,794)	(8,474)
Total Other Expenses, net	($178,692)	($34,414)	($16,247)	($34,647)	($264,000)

Net Income / (Loss)	$3,252	$14,287	$630	($10,484)	$7,685

Digital Realty's Pro Rata Share of Unconsolidated entities NOI	$52,049	$24,305	$3,729	$11,425	$91,508

Digital Realty's Pro Rata Share of Unconsolidated entities Cash NOI	$50,067	$22,694	$3,025	$9,557	$85,343

Digital Realty's Earnings (loss) from unconsolidated entities	($22,158)	$6,822	$255	($3,352)	($18,433)

Digital Realty's Pro Rata Share of Core FFO (5)	$14,661	$19,208	$886	$7,534	$42,289

Digital Realty's Fee Income from Unconsolidated entities	$44,395	$921	$3,572	$4,153	$53,041

(1)	Includes Ascenty, Blackstone NoVa, Clise, Digital Realty DC Partners NA Fund, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate and Walsh.
(2)	Includes Digital Realty Bersama, Digital Connexion, Lumen and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 28.

Note: Digital Realty’s ownership percentages in the unconsolidated entities vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2026

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25

Net Income (Loss) Available to Common Stockholders	$185,165	$443,108	$169,093	$88,466	$57,631
Interest expense	93,273	113,943	116,384	116,516	113,584
(Gain) loss on debt extinguishment and modifications	—	—	4,119	(9)	—
Income tax expense (benefit)	8,751	33,675	16,008	(9,673)	11,695
Depreciation and amortization	539,471	507,106	499,511	493,458	497,002
EBITDA	$826,660	$1,097,832	$805,115	$688,758	$679,912
Unconsolidated JV real estate related depreciation and amortization	57,047	62,972	60,291	70,260	65,922
Unconsolidated JV interest expense and tax expense	37,874	37,142	35,814	38,498	44,795
Severance, equity acceleration and legal expenses	2,643	4,384	2,835	4,937	1,794
Transaction and integration expenses	48,961	38,703	15,685	36,083	86,559
(Gain) loss on disposition of properties, net	(8,403)	(7,988)	(873)	(42,865)	(19,780)
Provision for impairment	—	—	—	78,553	—
Other non-core adjustments, net (2)	4,474	(82,084)	(4,270)	(25,033)	2,523
Net promote	—	(187,871)	—	—	—
Noncontrolling interests	(1,735)	4,318	(4,470)	(2,536)	(4,099)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$977,702	$977,589	$920,307	$856,836	$867,807

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange remeasurement (gain) loss, net, impact of foreign tax rate changes, non-recurring legal and insurance expenses, lease termination fees, insurance proceeds related to property damage and similar adjustments on unconsolidated entities.

	Three Months Ended
Financial Ratios	30-Sep-26	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25

Total GAAP interest expense	$93,273	$113,943	$116,384	$116,516	$113,584
Capitalized interest expense	70,964	37,102	35,637	34,783	32,923
Change in accrued interest and other non-cash amounts	61,617	(104,924)	30,268	(52,014)	41,265
Cash Interest Expense (3)	$225,854	$46,121	$182,289	$99,285	$187,772

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$174,418	$161,226	$162,202	$161,479	$156,687

Coverage
Interest coverage ratio (5)	5.1x	5.5x	5.2x	4.8x	4.9x
Cash interest coverage ratio (6)	3.8x	13.2x	4.4x	6.8x	3.9x
Fixed charge coverage ratio (7)	4.8x	5.2x	4.9x	4.5x	4.6x
Cash fixed charge coverage ratio (8)	3.7x	11.6x	4.2x	6.3x	3.8x

Leverage
Debt to total enterprise value (9)(10)	22.4%	21.4%	21.7%	25.1%	23.0%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	23.2%	22.3%	22.7%	26.1%	23.9%
Pre-tax income to interest expense (12)	3.1x	5.0x	2.5x	1.8x	1.6x
Net Debt-to-Adjusted EBITDA (13)	5.2x	4.7x	4.7x	4.9x	4.9x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(5)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated entities interest expense).
(6)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by cash interest expense (including our pro rata share of unconsolidated entities interest expense).
(7)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our pro rata share of unconsolidated entities fixed charges).
(8)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated entities cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2026

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) available to common stockholders (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO) and Core FFO (excluding net promote):

We present core funds from operations, or Core FFO, and Core FFO (excluding net promote) as supplemental operating measures because, in excluding certain items that do not reflect core revenue or expense streams, they provide a performance measure that, when compared year over year, capture trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) gain (loss) on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. We calculate Core FFO (excluding net promote) by adding to Core FFO the net impact of (i) promote income and (ii) promote expense (collectively “net promote”). Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO and Core FFO (excluding net promote) as a measure of our performance is limited. Other REITs may calculate Core FFO and Core FFO (excluding net promote) differently than we do and accordingly, our Core FFO and Core FFO (excluding net promote) may not be comparable to other REITs’ Core FFO and Core FFO (excluding net promote). Core FFO and Core FFO (excluding net promote) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest expense, gain (loss) on debt extinguishment and modifications, income tax expense (benefit), and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, (x) gain on / issuance costs associated with redeemed preferred stock and (xi) net promote. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2026

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development and excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

GAAP refers to United States generally accepted accounting principles.

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended September 30, 2026, GAAP interest expense was $93 million, capitalized interest was $71 million and preferred stock dividends were $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-26	30-Jun-26	30-Sep-25	30-Sep-26	30-Sep-25

Operating income before gain (loss) on disposition of properties, net	$293,728	$459,257	$138,420	$1,019,918	$545,868

Fee income	(75,298)	(248,927)	(36,398)	(359,124)	(91,468)
Other income	(11)	(480)	(4,746)	(538)	(6,242)
Depreciation and amortization	539,471	507,106	497,002	1,546,088	1,401,178
General and administrative	170,644	153,316	139,911	475,883	394,778
Severance, equity acceleration and legal expenses	2,643	4,384	1,794	9,862	6,484
Transaction and integration expenses	48,961	38,703	86,559	103,349	149,007
Provision for impairment	—	—	—	—	—
Other expenses	179	13,508	3,297	13,710	3,604

Net Operating Income	$980,317	$926,868	$825,839	$2,809,148	$2,403,209

Cash Net Operating Income (Cash NOI)

Net Operating Income	$980,317	$926,868	$825,839	$2,809,148	$2,403,209

Straight-line rental revenue	(43,501)	(26,955)	(33,196)	(92,268)	(66,904)
Straight-line rental expense	(710)	(617)	(297)	(2,751)	(742)
Above- and below-market rent amortization	(2,142)	(962)	(864)	(4,111)	(2,322)

Cash Net Operating Income	$933,964	$898,334	$791,482	$2,710,018	$2,333,240

Constant Currency Core FFO (Excluding Net Promote) Reconciliation	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	30-Sep-26		30-Sep-25	30-Sep-26	30-Sep-25

Core FFO (Excluding Net Promote) (1)	$795,263		$656,001	$2,279,219	$1,907,639
Core FFO impact of holding '25 Exchange Rates Constant (2)	1,693		—	(32,442)	—

Constant Currency Core FFO (Excluding Net Promote)	$796,956		$656,001	$2,246,777	$1,907,639
Weighted-average shares and units outstanding - diluted	378,770		347,700	363,687	344,873
Constant Currency Core FFO Per Share (Excluding Net Promote)	$2.10		$1.89	$6.18	$5.53

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2026 constant with average currency translation rates that were applicable to the same periods in 2025.

Forward-Looking Statements	Financial Supplement
Third Quarter 2026

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation capacity, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, Core FFO (excluding net promote), Constant Currency Core FFO (excluding net promote), adjusted FFO, adjusted EBITDA, net income, 2026 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center capacity;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development capacity, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center capacity that we lease or sublease from third parties;
●	information security, cyberattacks, security breaches and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2025, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.